UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2009

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
(775) 853-4919 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On July 28, 2009, Golden Phoenix Minerals, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Alliance International (the “Investor”).  Pursuant to the terms of the Agreement, the Company, upon the satisfaction of certain conditions stated in the Agreement, is to issue 2,500,000 shares of the Company’s common stock (the “Shares”), with a purchase price of $0.01995 per Share, to the Investor for a total purchase price of $49,875.  Additionally, the Company granted the Investor the following options (the “Options”):  (i) the option to purchase an additional 5,015,690 shares of the Company’s common stock, at $0.01995 per share, for a total purchase price of $100,063 (the “First Option Shares”), with such option expiring August 18, 2009; and (ii) the option to purchase an additional 5,015,639 shares of the Company’s common stock, at $0.01995 per share, for a total purchase price of $100,062 (the “Second Option Shares”), with such option expiring August 31, 2009.

The Shares, the Options, and the First Option Shares and Second Option Shares issuable upon exercise of the Options, are exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Rule 506 of Regulation D of the Securities Act and from various similar state exemptions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: August 4, 2009	By:	/s/ David A. Caldwell
David A. Caldwell
Chief Executive Officer